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                                                                     EXHIBIT D-2


                       AMENDED AND RESTATED OPERATING AGREEMENT

                                        - OF -

                                  MDNY HOLDINGS, LLC

                         A NEW YORK LIMITED LIABILITY COMPANY


         This AMENDED AND RESTATED OPERATING AGREEMENT (the "Agreement") is entered into as of the ____ day of _________, 1996, among those persons who have executed and delivered this Agreement, pursuant to the provisions of the New York Limited Liability Company Law, on the following terms and conditions. Certain capitalized terms are defined in Section 2 of this Agreement.

                                       RECITALS

         WHEREAS, the Company was formed on May 31, 1996 as a limited liability company pursuant to Articles of Organization filed with the Secretary of State of New York (the "Articles of Organization");

         WHEREAS, the Company is to be treated as an association taxable as a corporation for federal and state tax purposes; and

         WHEREAS, the Company's Member-Managers have caused its Articles of Organization and Operating Agreement to be amended, this Amended and Restated Operating Agreement shall be binding upon all persons who are now or at any time hereafter become, Members of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:



                                      Section 1

                                     ORGANIZATION

              1.1 FORMATION. The Members agree to continue the Company as a limited liability company pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement.

              1.2 NAME. The name of the Company is MDNY Holdings, LLC, a New York limited liability company, and all business of the Company shall be conducted in such name.

              1.3 PURPOSE. The Company is formed for any lawful business purpose or purposes for which limited liability companies may be organized in the State of New York including, without limitation, to, directly or indirectly through one or more entities, purchase, invest in, own, operate, or dispose of interests in a certain health maintenance organization, and engage in such additional business endeavors as the Board of Managers may determine.

              1.4 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be at c/o Paul Kolker, MD, at 275 Broadhollow Road, Melville, New York 11747, or such other place within or without the State of New York as the Members may determine.

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              1.5 TERM.  The term of the Company commenced on May 31, 1996, the date the Articles of Organization were filed in the office of the Secretary of State of New York in accordance with the Act and shall continue until May 30, 2096, unless dissolved or liquidated prior thereto pursuant to the Act or pursuant to this Amended Agreement.

              1.6 FILINGS.

                   (a) The Board of Managers caused the Articles of
Organization to be filed on May 31, 1996 in the office of the Secretary of State of New York in accordance with the provisions of the Act. The Board of Managers shall take any and all other actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of New York. The Board of Managers shall cause amendments to the Articles of Organization to be filed whenever required by the Act.

                   (b) The Board of Managers shall execute and cause to be filed original or amended Articles of Organization and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any other states or jurisdictions in which the Company engages in business.

                   (c) Upon the dissolution of the Company, the Board of Managers shall promptly execute and cause to be filed articles of dissolution in accordance with the Act and the laws of any other states or jurisdictions in which the Company has filed Articles of Organization.

              1.7 TITLE TO PROPERTY. All real and personal property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such property in his individual name or right, and each Member's Membership Interest shall be personal property for all purposes. Except as otherwise provided in this Agreement, the Company shall hold all of its real and personal property in the name of the Company and not in the name of any Member.


                                      Section 2

                                     DEFINITIONS

         Capitalized words and phrases used in this Agreement shall have the following meanings:

                   (a) "Act" means the New York Limited Liability Company Law, as amended from time to time (or the corresponding provisions of any succeeding law).

                   (b) "Articles of Organization" shall mean the articles of organization of the Company as originally filed with the New York Secretary of State on May 31, 1996, as they may from time to time be amended.

                   (c) "Agreement" means this Amended and Restated Operating Agreement, as amended and restated from time to time.

                   (d) "Board of Managers" means the Persons serving on the Board of Managers of the Company, including any other Persons that succeed them in that capacity, duly elected in accordance with the terms of this Agreement. References to the Manager in the singular or as him, her, it, itself, or other like references shall also, where the context so requires, be deemed to include the plural or the masculine or feminine reference, as the case may be.


                                        - 2 -

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                   (e) "Capital Contribution" means, with respect to any
Member, the amount of money and the fair market value of any other property contributed to the Company with respect to the Membership Interest held by such Member.

                   (f) "Class A Interests" mean the Class A Non-Voting Membership Interests issued by the Company to shareholders of Long Island Physician Holdings Corporation ("LIPH") and to The Catholic Healthcare Network of Long Island, Inc. ("CHNLI") in certain restructuring transactions; by the Company to members of Queens Physician Holdings, LLC ("QPH") pursuant to an Intrastate Prospectus; by the Company to members of Hudson Valley Physician Holdings LLC ("HVPH") pursuant to an Intrastate Prospectus; and by the Company in future offerings and/or acquisitions.

                   (g) "Class A Member" means a Member holding a Class A
Interest.

                   (h) "Class B Interest" means Class B Voting Membership Interests, including Class B-1 Interests, Class B-2 Interests and Class B-3 Interests and other series of Class B Voting Membership Interests that may be offered by the Company to Health Care Providers and Participating Providers in the future.

                   (i) "Class B Member" means a Member holding a Class B
Interest.

                   (j) "Class B-1 Interests" mean the Class B-1 Voting Membership Interests, with the voting rights more fully described herein, issued by the Company to LIPH shareholders pursuant to the merger of LIPH into the Company.

                   (k) "Class B-1 Member" means a Member holding a Class B-1 Interest.

                   (l) "Class B-2 Interests" mean the Class B-2 Voting Membership Interests, with the voting rights more fully described herein, issued by the Company to members of QPH pursuant to an Intrastate Prospectus.

                   (m) "Class B-2 Member" means a Member holding a Class B-2 Interest.

                   (n) "Class B-3 Interests" mean the Class B-3 Voting Membership Interests, with the voting rights more fully described herein, issued by the Company to members of HVPH pursuant to an Intrastate Prospectus.

                   (o) "Class B-3 Member" means a member holding a Class B-3 Interest.

                   (p) "Class C Interests" means Class C Voting Membership Interests, including Class C-1 Interests and other series of Class C Voting Membership Interests that may be issued by the Company in connection with the acquisition of, or entering into service arrangements with, entities affiliated with hospitals.

                   (q) "Class C-1 Interests" means the Class C-1 Voting Membership Interests, with the voting rights more fully described herein, issued by the Company to CHNLI in certain restructuring transactions.

                   (r) "Class C-1 Member" means a member holding a Class C-1 Interest.

                   (s) "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

                   (t) "Company" means the limited liability company formed by this Agreement pursuant to the Act.



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                   (u) "Dividend" means any cash or other property paid or
distributed by the Company with respect to an outstanding Membership Interest.

                   (v) "Fiscal Year" shall mean the fiscal year of the Company, which shall be the year ending December 31st.

                   (w) "Health Care Provider" means primary care physicians, medical and surgical specialty care physicians, psychologists, psychiatrists, chiropractors, podiatrists and dentists practicing in an office or hospital located in New York State and who qualify and are accepted as Participating Providers in a Practice Association.

                   (x) "Hospital Entities" mean entities that own, operate or promote the interests of hospitals located in New York State and, which are, or are expected to, contract to provide hospital services to MDNY enrollees.

                   (y) "HVPH" means Hudson Valley Physician Holdings LLC, a New York limited liability company.

                   (z) "LIPH" means Long Island Physician Holdings Corporation, a physician-owned New York corporation.

                (aa)    "Member" means any person who meets the requirements of
Section 3.1 herein, who is or hereafter becomes a Member pursuant to the terms of this Agreement, and who holds a Membership Interest in the Company. Reference to a Member in the singular or as him, her, himself or herself or other like references shall also, where the context so requires, be deemed to include the plural or the masculine or feminine reference, as the case may be.

                (bb) "Membership Interest" shall mean an equity interest in the Company, including, but not limited to, all classes and subclasses of the Class A Interests, Class B Interests and Class C Interests.

                (cc) "MDNY" means MDNY Healthcare, Inc., a New York corporation, a health maintenance organization and a wholly-owned subsidiary of the Company, that has operated as MDLI Healthcare, Inc., but which will operate as MDNY Healthcare, Inc., going forward.

                (dd) "MDNY Common Stock" means the MDNY Class A common stock, together with the MDNY Class B common stock and any other class of MDNY common stock, all of the issued and outstanding shares of which will be owned by the Company.

                (ee) "Participating Practice" means a BONA FIDE group practice which is accepted into a Practice Association.

                (ff) "Participating Providers" mean Health Care Providers who (i) meet and continue to meet the credentialing criteria and are accepted into a Practice Association, or (ii) are members of a Participating Practice and who, individually, meet and continue to meet the credentialing criteria of that Practice Association.

                (gg) "Person" means any individual, corporation, professional corporation, governmental authority, limited liability company, limited liability partnership, partnership, trust, unincorporated association or other entity.

                (hh) "Practice Association" means an independent practice association owned by a regional holding company (including HVPH, LIPH, LLC, a New York limited liability company, and QPH) which contracts with MDNY to provide health care services to the enrollees of MDNY.


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                (ii)    "Practitioner Entity" means Health Care Providers,
groups of Health Care Providers, entities owned by Health Care Providers, Practice Associations, or entities that own, directly or indirectly, through one or more majority owned subsidiaries, such groups or Practice Associations each under contract to provide health care services to MDNY's enrollees.

                (jj) "QPH" means Queens Physician Holdings, LLC, a New York limited liability company.

                (kk) "Voting Interest" means those Membership Interests in the Company entitling the Member to vote on all matters relating to the Company.

                (ll)    "Voting Member" means a Member holding a Voting
Interest.


                                      Section 3

                                       MEMBERS

         3.1  MEMBERS.

                   (a) Only Participating Providers and Hospital Entities, may be Members, except that subscribers of Membership Interests who are not admitted into a Practice Association for any reason may continue to hold Class A Interests and be Class A Members.

                   (b) An individual Class B Member must maintain his status as a Participating Provider in order to hold a Class B Voting Interest in the Company.

                   (c) Participating Providers in a Participating Practice must maintain their status as Participating Providers in order for that Participating Practice to continue providing services to MDNY and in turn in order to continue to hold Voting Interests in the Company.

                   (d) Class B Interests may only be owned by Participating Providers. Class C Interests may only be owned by Hospital Entities.

                   (e) No individual Class B Member may own more than one Class B Interest, but can own an unlimited number of Class A Interests, subject to availability and the discretion of the Board of Managers.

         3.2 ADDITIONAL CAPITAL CONTRIBUTIONS. Each Member may contribute from time to time such additional money or other property, subject to the provisions of Section 3.1, as the Board of Managers may agree.

         3.3  OTHER MATTERS RELATING TO CAPITAL CONTRIBUTIONS.

              (a) Except as otherwise provided in this Agreement, no Member shall have the right to demand or receive a return of his Capital Contributions. Under circumstances requiring a return of any Capital Contributions, no Member shall have priority over any other Member nor the right to receive property other than cash, except as may be specifically provided herein.

              (b) No Member shall receive any interest, salary, or drawing with respect to his Capital Contributions or for services rendered on behalf of the Company or otherwise in his capacity as a Member, except as otherwise provided in this Agreement.


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              (c)       Provided that the Members act in accordance with the
terms of this Agreement, the Members shall not be liable for the debts, liabilities, contracts, or any other obligations of the Company. Except as otherwise provided by mandatory provisions of applicable state law, a Member shall be liable only to make his Capital Contributions and shall not be required to lend any funds to the Company or, after his original Capital Contribution has been made, to make any additional Capital Contributions to the Company, except as provided herein.

         3.4  ISSUANCE OF OTHER MEMBERSHIP INTERESTS AND DEBT OBLIGATIONS.

              (a) In order to raise additional capital funds to acquire interests in other health care-related business opportunities or for any other purpose related to the operation of the Company, the Board of Managers, subject to the voting requirements of Section 4.5(a), is authorized to cause other Membership Interests in the Company, or warrants, options or other rights to acquire such, to be issued from time to time to Members or other Persons, and to admit such other Persons as additional Members with respect to the issuance of any Membership Interest in the Company. Except as otherwise provided herein, the Board of Managers shall have sole and complete discretion in determining the consideration and terms and conditions with respect to any such issuance.

              (b) Additional Membership Interests in the Company may be issued in one or more classes or series with such designations and preferences and relative, participating, optional or other special rights as, to the fullest extent permitted by law, may be fixed by the Board of Managers in their sole discretion, subject to the provisions of this Agreement and the voting requirements of Section 4.5(a), including variations among classes of Membership Interests in the Company in the following relative rights and preferences:
(i) the right to Dividends; (ii) the rights upon dissolution and liquidation of the Company, (iii) if redeemable, the price at, and the terms and conditions on which, they are redeemable, (iv) if convertible, the rate at, and the terms and conditions on which, they may be converted into any class of Membership Interest in the Company; (v) the issuance thereof and matters relating to the assignment thereof; and (vi) the rights of holders to vote on matters relating to the Company and this Agreement; provided that (x) no such class or series shall be issuable except as set forth in Section 3.1, and (y) a class or series of Membership Interests shall provide the same designations, preferences and rights, including voting rights, for each Membership Interest within such class or series, and (z) Hospital Entities are not permitted to own Voting Interests equal to more than 50% of the outstanding Voting Interests held by Participating Providers (i.e., not more than 33 1/3% of all outstanding Voting Interests).

              (c) All additional Membership Interests will be issued subject to the requirement that the Member agree to be bound by the terms of this Agreement and grant a power of attorney to the officers of the Company to execute this Agreement on his behalf.

              (d)       Upon the issuance of any additional Membership
Interests in the Company, including any new class of Membership Interests, or upon the issuance of any option, warrant or other right to acquire a Membership Interest in the Company, the Board of Managers, without the consent of any Member, may amend any provision of this Agreement and execute, prepare and record such other documents as may be required in connection therewith or as may be necessary or desirable to reflect such issuance. In connection with any such issuance, the Board of Managers shall do all things necessary to comply with the Act and may take such other actions deemed to be necessary or advisable.

              (e) The Board of Managers is also authorized, subject to the voting requirements of Section 4.5(a), to cause the issuance of unsecured and secured debt obligations of the Company and debt obligations of the Company convertible into Membership Interests in the Company from time to time to Members or other Persons on terms and conditions established by the Board of Managers in its sole discretion.

         3.5 NO PREEMPTIVE RIGHTS. No Member shall have any preemptive right to purchase or subscribe for any new or additional Membership Interests in the Company by reason of the issuance of any new or additional Membership Interests in the Company, including the issuance of any new class of Membership Interests,


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any options, warrants or rights to acquire any new or additional Membership
Interests in the Company or any debt obligations of the Company, whether convertible into Membership Interests in the Company or otherwise.

         3.6  MEETINGS OF MEMBERS.

              (a) The Class B Interests and Class C Interests entitle the holders thereof to vote on all matters to be voted on by Members of the Company, including, but not limited to, the election of Managers. The Class A Interests do not entitle their holders to voting rights, except as may be provided by this Agreement or the Act.

              (b) Meetings of the Class B Members and Class C Members are required to be held annually for the election of Managers and the transaction of such other business as may come before the meeting. Annual meetings of the Members, commencing in 1997, shall be held at a time and on a day between April 1 and May 20 to be selected by the Board of Managers. All meetings shall be held within or without the State of New York, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. In order for a meeting of the Members to be considered duly held with regard to a particular matter, a majority of the Members which are entitled to vote at such meeting on the particular question must be present, in person or by proxy, in order to constitute a quorum for the transaction of business. If a quorum is not present or represented at any meeting of the Members, the Members entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted at the meeting as originally noticed.

              (c) Any action to be taken at a meeting of the Members, or any action which may be taken at a meeting of the Members, may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by Members holding the minimum number of Membership Interests necessary to authorize such action by vote at a meeting at which all Members entitled to vote were present and voted, and such consent shall have the same force and effect as a vote of the Members entitled to vote on the particular question. Every written consent shall bear the date of signature of each Member who signs the consent and no written consent shall be effective to take the action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 3.6 to the Company, written consents signed by a sufficient number of Members to take the action are delivered to the Company, to the attention of the President, at the Company's principal place of business. Delivery made to the office of the Company shall be by hand or by certified or registered mail, return receipt requested. Prompt written notice of the taking of such action by less than unanimous written consent shall be given to those Members who would have been entitled to vote thereon and who have not consented in writing.

              (d) Special meetings of the Members may be called for any purpose by the President, or the Board of Managers or at the request in writing of a majority of the Managers, or at the request in writing of at least ten (10%) percent of all the Voting Interests entitled to vote at the meeting. A request directed to either the President or the Secretary shall state the purpose of the proposed meeting and business transacted at any special meeting of the Members shall be confined to the purpose stated in the notice of the meeting.

              (e) For purposes of determining the Members entitled to vote or act at any meeting or adjournment thereof, the Managers may fix in advance a record date which shall not be greater than sixty (60) days nor fewer than (10) days before the date of any such meeting. If the Managers do not so fix a record date, the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the business day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

              (f) The record date for determining Members entitled to give consent to action in writing without a meeting, (1) when no prior action of the Managers has been taken, shall be the day on which the


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first written consent is given or (2) when prior action of the Managers has been taken, shall be (a) such date as determined for that purpose by the Managers, which record date shall not precede the date upon which the resolution fixing it is adopted by the Managers and shall not be more than 20 days after the date of such resolution or (b) if no record date is fixed by the Managers the record date shall be the close of business on the day on which the Managers adopt the resolution relating to that action.

              (g) Only Members of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, provided that no Member who transfers all or part of such Member's Interest after a record date (and no transferee of such Interest) shall have the right to vote or act with respect to the transferred Interest as regards the matter for which the record date was set.

              (h) At least ten (10) days before each meeting of Members, and at least ten (10) days before each written consent by Members, or such shorter period if time does not permit, a complete list of the Members entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the amount of Membership Interests held by each, shall be prepared by the officer or agent having charge of the books. For a period of ten (10) days prior to the meeting, the list shall be kept on file at the principal office of the Company and shall be subject to inspection by any Member at any time during usual business hours. The list also shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any Members during the whole time of the meeting.

              (i) Written notice stating the place, day and hour of the meeting and the general nature of the purpose or purposes for which the meeting is called, shall be deposited in the United States mail or delivered within fifteen (15) days after the receipt of any request for a meeting. Any such meeting shall be held on a date not less than twenty (20) nor more than sixty
(60) days after the date of such mailing or delivery of the notice of the meeting. Any such mailing or delivery of notice shall be by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each Member of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the Member at his address as it appears on the books of the Company. The date of notice for such a meeting and the meeting date may each be extended for a period of up to an additional sixty (60) days, if in the opinion of the President such additional time is necessary to permit preparation of proxy or information statements or other documents required to be delivered in connection with such meeting by any regulatory authorities.

              (j) When a quorum is present at any meeting, generally, the vote of the majority of the Voting Interests, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by the Act or this Agreement. Those matters requiring the affirmative vote of a majority of the entire Board of Managers and a separate vote of the majority of the Practitioner Managers and the majority of the Hospital Managers as provided in Section 4.5(a) may be voted and acted upon by the Members only by the separate majority votes of the holders of all Class B Interests voting as a class and of the holders of all Class C Interests voting as a class. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum. Any dispute relating to the number of votes cast on a particular matter shall be determined by an Inspector of Elections duly appointed by the Board of Managers or if no Inspector of Election is appointed by the regularly employed independent certified accountants of the Company, whose determination shall be final and binding for all purposes.

         3.7 PROXIES. A Member may issue or withhold his vote by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Unless a proxy provides otherwise and complies with the requirements of state law relating to irrevocable proxies, no proxy shall be valid after the expiration of eleven (11) months from the date thereof. Every proxy, unless by its terms irrevocable, shall be revocable at the pleasure of the Member executing it.


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         3.8  VOTING AGREEMENTS.  An agreement between two or more Members, if in writing and signed by the parties thereto, may provide that in exercising any voting rights, the Membership Interests held by them shall be voted as therein provided, or as they may agree, or as determined in accordance with a procedure agreed upon by them.

         3.9 LIST OF THE MEMBERS. An alphabetical list of the names, addresses, and business telephone numbers of the Members of the Company along with the number and designation of Membership Interests held by each of them (the "Member List") shall be maintained as part of the books and records of the Company and shall be available for inspection by any Member or such Member's designated agent, for any proper purpose related to such Member's Membership Interest, at the principal office of the Company upon the request of the Member. The Member List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Member List shall be mailed to any Member requesting the Member List within ten (10) days of the request. A reasonable charge for copy work may be charged by the Company. The purposes for which a Member may request a copy of the Member List include, without limitation, matters relating to Members' voting rights. If the Board of Managers wrongfully neglects or refuses to exhibit, produce, or mail a copy of the Member List as properly requested, the Board of Managers shall be liable to any Member requesting the Member List for the costs, including attorneys' fees, incurred by that Member for compelling the production of the Member List, and for actual damages suffered by any Member by reason of such refusal or neglect. The use of the Member List for any commercial purposes, including without limitation, the selling of such list or a portion thereof, shall not be a proper purpose for inspection thereof. The Board of Managers may require the Member requesting the Member List to represent that the Member List is not requested for a commercial purpose unrelated to the Member's Membership Interest in the Company. The remedies provided hereunder to Members requesting copies of the Member List are in addition to, and shall not in any way limit, other statutory remedies available to a Member.


                                      Section 4

                                      MANAGEMENT

         4.1 GENERAL. The Board of Managers shall be responsible for the management of the Company, its assets and the disposition thereof, and is responsible for the general policies of the Company and the general supervision of the Company's activities conducted by its officers, agents, employees, advisors or independent contractors as may be necessary in the course of the Company's business, and shall devote to the business affairs of the Company such time and effort as the Board of Managers may from time to time deem necessary. The Managers shall not be obligated to devote their time exclusively to the business of the Company. Individual Managers may only take action on behalf of the Company as authorized by the Board of Managers.

         4.2  COMPOSITION OF THE BOARD OF MANAGERS.

              (a) The number of Managers constituting the entire Board of Managers shall consist of twenty-nine (29) persons, eight (8) of whom ("Hospital Managers") will be designated by Designating Hospital Entities (as hereinafter defined) and twenty-one (21) of whom ("Practitioner Managers") will be designated by Designating Practitioner Entities (as hereinafter defined).

              (b) Effective on the date hereof, the Board of Managers shall be comprised of the fourteen (14) persons currently serving as directors of MDNY. Prior to the 1997 Annual Meeting of Holdings Members (the "1997 Meeting"), at the time of each sale or issuance of more than $1,000,000 of Membership Interests to Health Care Providers or a Practitioner Entity, the Practitioner Entity with which the holders of such series of Membership Interests are associated (each such Practitioner Entity and LIPH or any successor to LIPH's ownership of the Practice Associations currently owned by it, being a "Designating Practitioner Entity") shall have the right to designate, and the Board of Managers will elect to serve until the 1997 Meeting, such number of Practitioner Managers as shall bear, as near as possible, the same ratio to 10 as the total dollar amount of the consideration paid


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or contractually committed to be paid for Class A and Class B Membership
Interests acquired or contracted to be acquired by such associated holders bears to the total consideration paid by or contractually committed to be paid by LIPH or its shareholders for shares of MDNY or Membership Interests; provided however, that no present Practitioner Manager will be required to resign from the Board of Managers prior to the 1997 Meeting to effect such election; and provided further that except as provided in Section 4.2(b), no Practitioner Manager vacancies currently existing will be filled prior to the 1997 Meeting.

              (c) Prior to the 1997 Meeting, at the time of each sale or issuance of more than $1,000,000 of Membership Interests to a Hospital Entity (each such Hospital Entity and CHNLI being a "Designating Hospital Entity"), such Designating Hospital Entity shall have the right to designate, and the Board of Managers will elect to serve until the 1997 Meeting, such number of Hospital Managers as shall bear, as near as possible, the same ratio to 4 as the total dollar amount of the consideration paid or contractually committed to be paid for Class A and Class C Membership Interests acquired or contracted to be acquired by such Hospital Entity bears to the total consideration paid or contractually committed to be paid by CHNLI for shares of MDNY; provided however, that no present Hospital Managers will be required to resign from the Board of Managers prior to the 1997 Meeting to effect such election; and provided further that except as provided in this Section 4.2(c) no Hospital manager vacancies currently existing will be filled prior to the 1997 Meeting.

              (d) The Board of Managers will, commencing with the 1997 Meeting, be elected by the holders of series B-1, B-2, B-3 and any other series of Class B and of series C-1 and any other series of Class C Membership Interests entitled to elect one or more Managers as set forth in this Section
4.2. All Managers will be elected by a plurality of votes cast by holders of each such series at a meeting at which a quorum is present; provided, however, that, if so specified by a Designating Practitioner Entity or a Designating Hospital Entity, the Managers to be elected by the owners of Voting Membership Interests associated with it shall be elected by Cumulative Voting. As more fully set out elsewhere in this Section 4.2, the Person(s) each series of each Class of Membership Interests shall be entitled to elect, voting separately, will be nominated by the Board of Managers based upon directions from the governing boards of the Designating Hospital Entities and, in the case of each series of Class B Membership Interests, the Designating Practitioner Entities with which the holders of such series are associated. Such Persons, unless they decline to serve or are found by the Board of Managers to be unqualified for reasons of character or fitness (in which case the respective Designating Practitioner Entity or Designating Hospital Entity will designate a substitute), will be nominated for election and proxies to vote for their election will be solicited by the Board of Managers. While this Section 4.2(d) determines the nominees for whom the Company will solicit proxies, it is not the exclusive method by which a Person may be nominated to be elected as a Practitioner Manager.

              (e) Commencing with the 1997 Meeting and subsequent thereto, the twenty-one (21) Practitioner Managers shall be comprised of sixteen
(16) primary care physicians or specialty care physicians other than psychiatrists ("Physician Practitioner Managers"), and five (5) other Health Care Providers that will consist to the extent practicable of one psychiatrist, one psychologist, one dentist, one chiropractor and one podiatrist (together with the Physician Practitioner Managers, the "Practitioner Managers"). If any specialty among the five (5) other Health Care Providers is unfilled or has a limited number of constituents, the Board of Managers shall have the authority to reallocate that Practitioner Manager seat to another specialty within this group. Every Practitioner Manager must be a Participating Provider in one of the Practice Associations.

              (f) Not less than 90 days prior to the anticipated date of the 1997 Meeting and each Annual Meeting thereafter, the Board of Managers shall
(I) allocate the twenty-one (21) seats reserved for Practitioner Managers (including the sixteen (16) seats for Physician Practitioner Managers) among each of the series of Class B Interests whose holders are associated with a Designating Practitioner Entity, in proportion, as near as possible, to the total dollar amount of the consideration paid or contractually committed to be paid for Class A and Class B Membership Interests purchased from the Company by the owners of all such series; provided, however, that in making such calculation, the holders of Class B-1 Membership Interests will be deemed to have acquired or contracted to acquire an amount of Class A and Class B Membership Interests equal to the dollar amount of such consideration contributed by LIPH for Class A Common Stock of MDNY, and in no event will the holders of the Class B-1 Membership Interests be allocated less than two (2) Physician Practitioner Managers or the holders of any series of Class B Interests for whom a Practitioner Entity has qualified as a Designating Practitioner Entity be allocated less than one (1) Practitioner Manager; and
(II) allocate the eight (8) seats reserved for Hospital Managers among the series of Class C Interests held by the Designating Hospital Entities, in proportion, as near as possible, to the total dollar amount of the consideration paid or contractually committed to be paid for Class A and Class C Membership Interests purchased from the Company by such Designating Hospital Entities; provided, however, that in making such calculation, CHNLI, as the owner of Class C-1 Membership Interests, shall be deemed to have acquired or contracted to be acquired an amount of Class A and Class C Membership Interests equal to the dollar amount of such consideration contributed by CHNLI for Class B Common Stock of MDNY, and in no event will CHNLI be allocated less than two (2) Hospital Managers or the holders of any series of Class C Interests for whom a Hospital Entity has qualified as a Designating Hospital Entity be allocated less than one (1) Hospital Manager.

              (g) The Board of Managers shall, not less than 90 days prior to the anticipated date of the 1997 Meeting and each Annual Meeting thereafter, notify each Designating Practitioner Entity and Designating Hospital Entity of the number of Managers to be elected by it or its associated owners. Each such Designating Practitioner Entity or Designating Hospital Entity shall have the right to designate the allocated number of Persons as nominees for membership on the Board of Managers. Such designation shall be made not later than fifteen days after receipt of Notice. The Board of Managers shall promptly notify the appropriate Designating Practitioner Entity or Designating Hospital Entity of any designee found unqualified for reasons of character or fitness so as to permit a substitute to be submitted and approved not later than 60 days prior to the scheduled Annual Meeting dates. If necessary, the Board of Managers will consult with the respective managing bodies of each of the Designating Practitioner Entities concerning their proposed nominees to attempt to arrive at a consensus among them so as to achieve the required distribution of Board seats among the different classes of practitioners set forth in Subsection 4.2(e). To the extent the Board of Managers is unable to obtain a consensus, a lottery will be held to determine an order and sequence in which each of the Designating Practitioner Entities will designate nominees to Board seats to the extent necessary to achieve the required allocation.

              (h) If, subsequent to the 1997 Meeting, there are additional sales of Membership Interests and the Company issues any additional series of Class B or Class C Interests which would entitle the holders of such series to elect, voting as a separate class, one or more Practitioner Managers or Hospital Managers, the associated Designating Practitioner Entity or Designating Hospital Entity will be entitled, during the interim between such sale and the next Annual Meeting of Members to have up to two (2) Persons attend and participate, without voting, in all meetings of the Company's Board of Managers and of MDNY's Board of Directors.

         4.3 VACANCIES. After the 1997 Meeting any vacancy in the Board will be filled by the Board of Managers as follows: (a) the governing Board of the respective Designating Hospital Entity or Designating Practitioner Entity which nominated the Manager whose resignation, removal or withdrawal gave rise to the vacancy shall designate a person to fill such vacancy, (b) such Person, unless he or she declines to serve or is found by the Board of Managers to be unqualified for reasons of character or fitness (in which case the respective Designating Practitioner Entity or Designating Hospital Entity will designate a substitute), will be elected a Manager by the Board to fill the vacancy. A Manager elected to fill a vacancy shall serve the unexpired term of the Manager being replaced.

         4.4  RIGHTS AND POWERS OF THE BOARD OF MANAGERS.  The Board of
Managers shall have full charge of the overall management, conduct and operation of the Company in all respects and in all matters and shall have the authority to act on behalf of the Company in all matters respecting its businesses and assets, subject to any limitations in or contrary provisions of this Agreement. The power and authority of the Board of Managers pursuant to this Agreement shall be liberally construed to encompass all acts and activities in which a limited liability company may engage under the Act. The Board of Managers, subject to the voting requirements of Section 4.5(a), is empowered to perform any acts they deem necessary, appropriate or desirable for the furtherance of the Company and its purposes that are not specifically prohibited by this Agreement or applicable law including, without limitation, the power to:

              (a) Make investments, either directly or through subsidiaries, by purchase, lease, exchange or otherwise as may be necessary, convenient or incidental to the accomplishment of the purposes of the Company, including any transaction the Board of Managers deems advisable;

              (b) Operate, maintain, finance, improve, own, grant options with respect to, sell, convey, assign, mortgage, exchange or lease Company property or assets, as may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

              (c) Enter into and execute all agreements, contracts, instruments and related documents necessary or appropriate in connection with the operation of the Company's business, including, without limitation, billing, management and administrative agreements and contracts with Persons performing such services for the Company's business;

              (d) Purchase and maintain, in its sole discretion and at the expense of the Company, liability, indemnity and any other insurance sufficient to protect the Company, the Members, the Board of Managers, the Company's officers, employees, agents, partners or any other Person, from those liabilities and hazards which may be insured against in the conduct of the business and in the management of the business and affairs of the Company;

              (e) Employ and dismiss Persons in the operation and management of the Company's business on such terms and for such compensation as the Board of Managers shall reasonably determine;

              (f) Borrow money, including, without limitation, borrowings from any affiliate of the Company, and issue evidences of indebtedness, and as security therefor to mortgage or encumber any or all of the Company's property or assets;

              (g) Negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action on behalf of the Company with respect to any lease or sublease;

              (h) Employ and dismiss attorneys, accountants, investment bankers and other professional advisors on behalf of the Company;

              (i) Pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as may be determined and upon such evidence as may be deemed sufficient, any obligation, suit, liability, cause of action, or claim, including taxes, either in favor of or against the Company, including amendment of the Company tax returns and amendment of this Agreement to permit operation of the Company in accordance with any such settlement of tax issues;

              (j) Establish, from the proceeds of the sale of Membership Interests in the Company and from income derived from the Company's operations, such reserves as the Board of Managers, in its sole discretion, shall deem reasonable to meet anticipated Company expenses or for other business purposes and consistent with the Company's operating philosophy that (i) MDNY's marketplace is highly competitive and market share and continued expansion are vital to the success of MDNY; (ii) substantial reserves are necessary to compete effectively and MDNY should accumulate a "war chest of reserves" during its initial years of operation, and (iii) after sufficient reserves are obtained, the medical payout ratio may be progressively increased to 90%;

              (k) Deposit, withdraw, invest, pay, retain and distribute the Company's funds in any manner consistent with the provisions of this Agreement;

              (l) Execute and file with any state tax authority, if necessary or appropriate to comply with or minimize withholding obligations under the laws of that state, a statement on behalf of Members and holders of other equity interests in the Company acknowledging and confirming their obligations to file tax returns with such state;

              (m) Subject to the provisions of this Agreement, in the Board's sole discretion, admit additional Members upon the purchase of a Membership Interest;

              (n) Subject to the provisions of this Agreement, cause the Company to issue additional classes of Membership Interests in the Company, and other securities and debt or equity interests in the Company which may be different in any respect from the previously issued Membership Interests in the Company, all on such terms and at such prices as the Board of Managers may determine in its sole discretion;

              (o) Make, execute, assign, acknowledge and file on behalf of the Company all documents or instruments of any kind which the Board of Managers may deem necessary or appropriate in carrying out the business of the Company, including, without limitation, powers of attorney, agreements of indemnification, sales contracts, deeds, options, loan obligations, mortgages, deeds of trust, notes, documents or instruments of any kind or character and amendments thereto;

              (p) Make any election on behalf of the Company, as is or may be permitted under the Code or under the taxing statute or rule of any state, local, foreign or other jurisdiction, and to supervise the preparation and filing of all tax and information returns which the Company may be required to file;

              (q) In its sole discretion, declare and pay Dividends to Members in accordance with this Agreement;

              (r) Pursuant to the terms of this Agreement cause the Company to repurchase Membership Interests in the Company or other equity interests, or options, warrants or other rights to acquire such, which may be outstanding from time to time or in privately negotiated transactions at prices then agreed upon;

              (s) Possess and exercise any additional rights and powers of a Board of Managers under the Act (and any other applicable laws), to the extent not inconsistent with this Agreement; and

              (t) Engage in any kind of activity and perform and carry out contracts of any kind necessary in connection with, or incidental to the purposes of, the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified.

         4.5  MEETINGS OF THE BOARD OF MANAGERS.

              (a) With the exception of those matters hereinafter set forth in the Act, the vote of the majority of Managers voting together, represented at a meeting at which a quorum is present, is required for Board action. A majority of the total number of Managers will constitute a quorum for the transaction of business. The following matters require the affirmative vote of the majority of the entire Board, and, by separate vote, the majority of the Practitioner Managers and the majority of the Hospital Managers (subject to the limitations of Section 8):

                   (i) The dissolution, merger or consolidation of the Company, or the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company (each a "Fundamental Change");

                  (ii)  A change in this Agreement;

                 (iii) The sale of any shares of MDNY Common Stock owned by the Company;

                  (iv) The establishment by the Company of a new line of business other than the operation of an insurance company, or the establishment of any subsidiary (corporate or other) of the Company whose board of directors (or similar managing body) does not reflect the same proportion of Practitioner Managers (or their designees) and Hospital Managers (or their designees) as the Board of Managers of the Company;

                   (v) The issuance of additional Membership Interests; except that (w) Hospital Entities may, without Board approval, purchase, at unit prices comparable to those paid by other Members, Membership Interests in order to maintain or restore the ten percent (10%) ownership required to preserve the rights and preferences of Class C Interests as set forth in Section 8 herein; (x) except that the issuance and sale of additional Class B Interests to Participating Providers solely in connection with a proposed expansion of the service area of MDNY (which expansion has been approved by the Board of Directors of MDNY) may be approved solely by the affirmative vote of at least a majority of the Practitioner Managers, and that the issuance and sale of additional Class C Interests to Hospital Entities solely in connection with a proposed expansion of the service area of MDNY (which expansion has been approved by the Board of Directors of MDNY) may be approved solely by the affirmative vote of at least a majority of the Hospital Managers; and (y) provided, however, that if, in either case, such sales are made to persons or entities whose practice or hospital is in a geographic area in which MDNY has already contracted for the provision of medical services or hospital facilities, then a vote of the majority of the entire Board and a separate vote of the Practitioner Managers practicing in such geographic area or Hospital Managers who were designated by the Hospital Entity where affiliated hospital(s) are located in such geographic area will be required.

                  (vi) The Company making any commitment of funds or assets, including, but not limited to, entering into any agreement, borrowing or making other financial arrangements, with a value in excess of $1,000,000 ("Major Commitment"); and

                 (vii) The determination of the amount of any dividends received from MDNY which shall be distributed to the Company's Members, which distribution shall be pro rata in accordance with their Membership Interests.

                (viii) Action which would result in any subsidiary of the Company having, from the total number of its directors or Managers appointed by the Company, a number of Health Care Providers and representatives of Hospital Entities disproportionate to the numbers of such persons then serving as Managers of the Company.

In addition, (A) the vote of the majority of CHNLI's representatives on the Board is required to approve any change or amendment to paragraph (b) of Article II of MDNY's by-laws relating to ethical principles; and (B) any change in this Agreement which would alter the rights or privileges of the holders of any Class or series of any Class of Membership Interests must be approved by a majority of the Managers who own such Class or series.

              (b) If a quorum shall not be present at any meeting of the Board of Managers, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Regular or special meetings of the Board of Managers may be held either within or without the State of New York.

              (c) The Chairman of the Board, if one is elected by the Board of Managers, shall preside at all meetings of the Board of Managers and shall have such other powers and duties as may from time to time be prescribed by the Board of Managers, based upon written direction given to him pursuant to resolution duly adopted by the entire Board of Managers and separate majorities of the Practitioner Managers and Hospital Managers.

              (d) Regular meetings of the Board of Managers shall be held quarterly for the purpose of the transaction of such business as may come before the meeting. One such meeting shall be held following the Annual Meeting of Members and at such meeting officers shall be elected. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Managers.

              (e) Special meetings of the Board of Managers may be called by the Chairman of the Board or the President and shall be called by the Secretary on the written request of two (2) Managers. Notice of the time, place and general nature of the purpose or purposes of a special meeting of the Board of Managers shall be given to each Manager at least five (5) days before the date of the meeting.

              (f) Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Except as may otherwise be provided by the Act, or by this Agreement, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Managers need be specified in the notice or waiver of notice of such meeting.

              (g) The majority of the Managers, together with separate majorities of the Practitioner Managers and the Hospital Managers, may from time to time designate certain of the Managers to constitute committees, including an executive committee, which shall in each case consist of such number of Managers, not less than one, and shall have and may exercise such powers as the Managers may determine and specify in the respective resolutions appointing them. A majority of all of the members of any such committee may determine its action and fix the time and place of any meeting, unless the Managers shall otherwise direct. The Managers shall have the power at any time to change the number and the members of any such committee and to discharge any such committee.

              (h) Any action required or permitted to be taken at any meeting of the Managers or executive committee may be taken without a meeting if a consent in writing setting forth the actions so taken is signed by all the Managers or all the members of such committee, as the case may be. If any action is so taken by the Managers by written consent of less than all of the Managers, prompt notice of the taking of such action shall be furnished to each Manager who did not execute such written consent, provided that the effectiveness of any such action shall not be impaired by any reasonable delay in giving such notice.

              (i) Members of the Board of Managers may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all members participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

         4.6  ELECTION OF THE BOARD OF DIRECTORS OF MDNY.

                   (a)(i) The Board of Directors of MDNY shall consist of eighteen (18) members. Four (4) of the Board members must be enrollees in MDNY's health care plans, eight (8) members will be Physician Practitioner Managers of the Company, two (2) members will be other Health Care Providers who are Practitioner Managers of the Company (together with the Physician Practitioner Managers, the "Practitioner Directors"), and four (4), subject to the limitations of Section 8 herein, shall be Hospital Managers of the Company (the "Hospital Directors"). The Company shall make nominations and cast its votes as a shareholder of MDNY such that, with the exception of the MDNY enrollees, Members of MDNY's Board of Directors must be elected from and be members of the Company's Board of Managers. The Hospital Directors on the MDNY Board shall be nominated by and from the Hospital Managers of the Company and the Practitioner Directors on the MDNY Board shall be nominated by and from the Practitioner Managers of the Company. These Hospital Directors and Practitioner Directors shall be elected for terms coextensive with their terms as Managers of the Company.

              (ii) Notwithstanding anything to the contrary set forth in
Section 4.6(a)(i), if the holders of a series of Class B Interests or Class C Interests have elected one or more Practitioner Managers or Hospital Managers, then at least one Manager elected by the holders of each such series shall be elected as a Practitioner Director or Hospital Director, as applicable; provided that if the holders of the Class B-1 Interests or the Class C-1 Interests have not, for any reason, elected at least one Practitioner Manager or one Hospital Manager, then a Person nominated by the Designating Practitioner Entity or Designating Hospital Entity with which such series is associated shall be elected as a Practitioner Director or Hospital Director, as applicable; and provided, further, that the numbers and types of Directors provided for in
Section 4.6(a)(i) shall not be changed hereby. If the holders of a series of Class B Interests or Class C Interests have elected more than one Practitioner Manager or Hospital Manager, then a majority of the Managers elected by the holders of such series shall designate which such Manager shall be elected as a Practitioner Director or Hospital Director, as applicable, in accordance with the preceding sentence. The remaining Practitioner Directors and Hospital Directors shall be elected as provided for Section 4.6(a)(i).

                   (b) In determining the manner in which the Company will vote its shares of MDNY Common Stock on certain matters, an affirmative vote of the majority of all the Practitioner Managers and of the majority of all the Hospital Managers voting separately (subject to the limitations of Section 8), is required. These matters include, but are not limited to, the following:

                        (i)  A Fundamental Change of MDNY;

                       (ii) The establishment, modification or change to the risk-sharing methodology for funding hospital risk pools, including the percentage of medical expenses allocated to hospital risk pools and the nature of items charged against hospital risk pools;

                      (iii) Selection, inclusion or termination of hospitals which are Participating Providers with MDNY or with an independent Practice Association under contract to MDNY;

                       (iv)  A Major Commitment by MDNY;

                        (v) The issuance of additional shares of MDNY Common Stock, except to the Company;

                       (vi) The establishment by MDNY of a new line of business other than a health maintenance organization, or the establishment of any subsidiary (corporate or other) of MDNY whose board of directors (or similar governing body) does not reflect the same proportion of Practitioner Directors (or their designees) and Hospital Directors (or their designees) as the Board of Directors of MDNY;

                      (vii)  A change in MDNY's Certificate of Incorporation;
                             and

                     (viii) A change in MDNY's by-laws affecting to or relating to the purpose of MDNY or the selection, term, termination and qualifications of individuals comprising the MDNY Board or any committee thereof; provided further, that any change to the provision of MDNY's by-laws which states that MDNY shall not offer medical services that are morally objectionable to the Diocese of Rockville Centre as part of its basic benefit plan, but only as a rider to ensure that each of the CHNLI hospitals and/or CHNLI shall not derive any economic benefit from the sale of such coverage or from the provision of such services, shall require the affirmative vote of a majority of those MDNY Directors that are affiliated with CHNLI.

In addition, if the matter in question would adversely affect MDNY's providers or participants in a particular geographic region, the votes of the Practitioner Directors and Hospital Directors must include the affirmative vote of a majority of the Directors representing that region; that is, the Directors who are associated with a Practitioner Entity or Hospital Entity whose associated practitioners or hospitals operate in such subdivision. For purposes of this provision, a matter would be deemed to "adversely affect" a geographic subdivision if the matter involved a policy, financial arrangement or other determination that would, on its face, treat, affect or otherwise apply to a geographic subdivision in a different way such that the providers or participants in such geographic subdivision were materially disadvantaged thereby.

         The Certificate of Incorporation of MDNY shall provide that each of the matters provided for in this Section 4.6(b) as requiring the separate majority vote of Practitioner Managers and Hospital Managers for determination of the manner in which the Company will vote its shares of MDNY stock shall only be acted upon by the directors of MDNY pursuant to the separate majority vote of MDNY Practitioner Directors and MDNY Hospital Directors.

                   (c) Subject to the limitations of Section 8 herein, the Board of Directors of MDNY, by resolution adopted by a majority of such Board, shall designate from among its members: (i) a Finance Committee of such Board, which shall be comprised of three (3) Practitioner Directors and three (3) Hospital Directors; (ii) a Hospital Selection Committee which shall be comprised of three (3) Practitioner Directors and three (3) Hospital Directors; (iii) a Medical Delivery Committee, which shall be comprised of four (4) Hospital Directors and eight (8) Practitioner Directors; (iv) a Customer Satisfaction Committee, which shall be comprised of two (2) Practitioner Directors and four
(4) administrative staff representatives of MDNY; and (v) a Marketing and Product Development Committee which shall be comprised of four (4) Practitioner Directors and two (2) Hospital Directors. With the exception of the Finance Committee, each of the foregoing committees of the MDNY Board of Directors shall act solely in an advisory capacity with respect to the Board of Directors. The Finance Committee, in addition to any other powers granted to it by resolution of the MDNY Board of Directors, shall be vested with the authority to (i) perform a full review of, and to approve, the annual budget of MDNY, and, only after the budget is approved by the Finance Committee, shall the budget be submitted to the entire Board of Directors of MDNY, which Board must either adopt or reject such approved budget in its entirety, provided, however, that if, after a diligent good faith effort, the Finance Committee shall be deadlocked over the terms of the budget, the terms of the budget shall be determined by the entire Board of MDNY and shall only become effective when approved by a two-thirds (2/3) majority of all directors of MDNY, (ii) report on the financial condition of MDNY to the MDNY Board, (iii) establish cash management policy and assure maintenance of adequate reserves for MDNY, (iv) review rate filing submissions by MDNY, and (v) review and approve any dividend to be paid by MDNY to the Company.

                   (d) MDNY shall undertake to establish a contractual relationship with and make its network available to Fidelis, a prepaid health service plan. Fidelis will, in turn, offer to the participating practitioners and facilities in MDNY the opportunity to participate in its plan and shall consider entering into other arrangements with MDNY that may be to the mutual benefit of both parties. MDNY agrees not to establish its own medicaid-only plan, provided that MDNY is not required, by state or federal law, regulation or policy to establish its own plan and is not subject to any special tax, surcharge or other assessment because it has not established its own medicaid-only plan.

              4.7 OTHER MATTERS CONCERNING THE BOARD OF MANAGERS.

                   (a) The Board of Managers may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, or other paper or document believed by such members to be genuine and to have been signed or presented by the proper party or parties.

                   (b) The Board of Managers may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it and any opinion of any such Person as to matters that the Board of Managers reasonably believes to be within such Person's professional or expert competence shall be full and complete justification and protection in respect of any action taken or suffered or omitted by the Board of Managers hereunder in good faith and in reliance on such opinion.

                   (c) The Board of Managers shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers or a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the Board of Managers in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the Board of Managers hereunder.

              4.8 LIMITATIONS ON AUTHORITY. The Board of Managers shall have no authority to do any act prohibited by law nor shall the Board of Managers have any authority to:

                   (a) Do any act in contravention of this Agreement or of the Certificate of Incorporation of MDNY;

                   (b) Do any act which would make it impossible to carry on the ordinary business of the Company;

                   (c) Possess Company property, or assign rights in specific Company property, for other than a Company purpose; or

                   (d) Knowingly perform any act that would subject any Member or holder of other equity interests to liability as a member of a limited liability company in any jurisdiction.

         4.9 WITHDRAWAL OF MANAGERS. A member of the Board of Managers shall be deemed to have withdrawn from the position of Manager of the Company upon the occurrence of any one of the events listed in this Section 4.9 (each such event herein referred to as an "Event of Withdrawal"):

                   (a) The Manager voluntarily resigns or retires from the position of Manager of the Company by giving 20 days' prior written notice to the Company and to the Board of Managers.

                   (b) The Manager is removed pursuant to Section 4.10 hereof.

                   (c) The death of the Manager.

                   (d) The insanity of the Manager.

                   (e) The Manager:

                        (i) makes a general assignment for the benefit of creditors;

                       (ii)  files a voluntary bankruptcy petition;

                      (iii) files a petition or answer seeking for himself a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law;

                       (iv) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him in a proceeding of the type described in paragraphs (i) through (iii) of this subsection; or

                        (v)  seeks, consents to or acquiesces in the
appointment of a trustee, receiver or liquidator of all or any substantial part or his properties.

                   (f) A final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the Manager is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the Manager, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect.

                   (g) The withdrawal of the Manager as a Member pursuant to
Section 6.4 hereof.

If an Event of Withdrawal specified in subsections (e) or (f) of this Section
4.9 occurs, the withdrawing Manager shall give written notice to the other Managers within 30 days after such occurrence. Only the Events of Withdrawal described in this Section 4.9 shall result in withdrawal of a Manager from such position. The withdrawal of a Manager will result in a vacancy to be filled in the manner set forth in Section 4.3.

         4.10 REMOVAL OF A MANAGER. A member of the Board of Managers may be removed for cause by the vote of a majority of the Company's Voting Interests. Any or all of the Managers may be removed without cause solely by action of the holders of a majority of the series of Class B Interests or Class C Interests associated with the Designating Practitioner Entity or Designating Hospital Entity which nominated such Manager or Managers; provided, however, that if less than all of the Managers nominated by such Designating Practitioner Entity or Designating Hospital Entity are to be removed, no such individual Manager may be removed if the Class B Interests or Class C Interests, as applicable, voted against his removal would be sufficient to elect him if voted, in such manner as would have been permissible under the governing instruments of such Designating Practitioner Entity or Designating Hospital Entity at an election at which (i) the same total number of votes were cast as at the vote on removal and (ii) the entire number of Managers which the Designating Practitioner Entity or Designating Hospital Entity is entitled to nominate were being elected. Any removal pursuant to this Section 4.10 shall not affect the Membership Interest in the Company owned by the removed Manager or otherwise constitute the Manager's withdrawal as a Member. The removal of a Manager will result in a vacancy to be filled in the manner set forth in Section 4.3.

         4.11 OFFICERS. One or more individuals, including any Manager, may be appointed by the Board of Managers as officers of the Company. Such individuals shall have such titles and exercise and perform such powers and duties as shall be assigned to them from time to time by the Board of Managers. Officers appointed by the Board of Managers shall have such authority to bind the Company as the Board of Managers shall determine. The officers shall not be obligated to devote their time exclusively to the business of the Company. Any officer may be removed by the Board of Managers at any time, with or without cause. Each officer shall hold office until his or her successor is selected by the Board of Managers and qualified. Any number of offices may be held by the same individual. The salaries and other compensation of the officers shall be fixed by the Board of Managers.

         4.12 COMPENSATION; EXPENSES. In the event that any Member (including any Manager) performs services on behalf of the Company, such Member shall receive such fees, salary, and commissions and shall be reimbursed for any reasonable direct expenses incurred in connection with the Company's business as the Board of Managers may determine.

         4.13 CONSENT OF MEMBERS. To the fullest extent permitted by law, the Members hereby consent to the exercise by the Board of Managers of the powers conferred on them by this Agreement.

         4.14 THIRD PARTY RELIANCE. Any Person dealing with the Company as to any matter may rely solely on written advice from the Board of Managers and such Person shall not be required to determine or inquire into the authority or power of the Board of Managers to bind the Company or to execute, acknowledge or deliver any and all documents in connection therewith. As to the authority of the Board of Managers to act on behalf of the Company and as between the Company or the Board of Managers, on the one hand, and such other Person, on the other hand, the facts stated in any such written advice from the Managers will be conclusive and binding on the Company and the Board of Managers.

         4.15      LIMITATIONS ON LIABILITY; INDEMNIFICATION AND CONTRIBUTION.

              (a) No Manager or officer of the Company shall be personally liable, responsible or accountable in damages or otherwise to the Company or any of the Members for any act or omission performed or omitted by him in such capacity, or for any decision made in such capacity, except in the case of a judgment or other final adjudication that establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that with respect to a distribution the subject of Section 508(a) of the Act, his acts were not performed in accordance with Section 409 of the Act. For purposes of this
Section 4.15, the fact that an action, omission to act or decision is taken on the advice of counsel for the Company shall be evidence of good faith and lack of fraudulent conduct.

              (b) The Company shall indemnify and hold harmless the Board of Managers, the officers, employees and agents of the Company (individually, an "Indemnitee") from and against any and all, joint and several, losses, claims, demands, costs, damages, liabilities, expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise ("Liabilities"), arising out of, in connection with or incidental to the business of the Company including all liabilities under the Federal and state securities laws as permitted by law, regardless of whether an Indemnitee continues to be a Manager, or an officer, employee or agent of the Company, at the time any such liability or expense is paid or incurred, if a judgment or other final adjudication adverse to such Indemnitee establishes that (i) the Indemnitee's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (ii) the Indemnitee personally gained in fact a financial profit or other advantage to which he was not legally entitled. The termination of any action, suit or proceeding by settlement or upon a plea of nolo contendere, or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee's actions constituted active or deliberate dishonesty, bad faith, intentional misconduct, a knowing violation of law or that he gained a financial profit or other advantage to which he was not legally entitled.

              (c) Expenses (including legal fees and expenses) incurred in defending any proceeding subject to subsection (a) of this Section 4.15 shall be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking (which need not be secured) by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction or otherwise, that the Indemnitee is not entitled to be indemnified by the Company as authorized hereunder.

              (d) The indemnification provided in this Section 4.15 shall be in addition to any other rights to which each Indemnitee may be entitled under any agreement or vote of the Members, as a matter of law or otherwise, and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee. Such indemnification, however, shall only apply to Liabilities incurred by virtue of the Indemnitee's status as a Manager, or officer, employee or agent of the Company, and not as to Liabilities incurred in other capacities (for example, by virtue of contracting with the Company).

              (e) The Company may purchase and maintain insurance on behalf of any one or more Persons against any Liabilities which may be asserted against or expense which may be incurred by such Persons in connection with the Company's activities, whether or not the Company would have the power to indemnify such Person against such Liability under the provisions of this Agreement.

              (f) Any indemnification hereunder shall be satisfied only out of the assets of the Company and no Member shall be subject to personal liability by reason of these indemnification provisions.

              (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 4.15 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

              (h) The provisions of this Section 4.15 are for the benefit of the Indemnitees and the heirs, successors, assigns, administrators and personal representatives of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

              (i) Any Indemnitee that proposes to assert the right to be indemnified under this Section 4.15 shall, promptly after receipt of notice of any action which may be subject to indemnification hereunder, notify the Company of the commencement of such action, enclosing a copy of all papers served. The failure so to notify the Company of any such action shall not relieve it from any liability that it may have to any Indemnitee hereunder, unless such Indemnitee is prejudiced thereby. In case any such action shall be brought and notice given to the Company of the commencement thereof, the Company shall be entitled to participate in, and to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee, and after notice from the Company to such Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to such Indemnitee for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by such Indemnitee at the request of the Company in connection with the defense thereof. The Indemnitee shall have the right to employ separate counsel and to participate in (but not control) any such action, but the fees and expenses of such counsel shall be the expense of such Indemnitee unless (i) the employment of counsel by such Indemnitee has been authorized by the Board of Managers, (ii) the employment of separate counsel is necessitated by a conflicting interest among Indemnitees, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action. In each case, the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be liable for any settlement of any action or claims effected without its written consent unless the Company has failed to assume the defense of any such action or claims.

              (j)       If the indemnification provided for in this Section
4.15 is found to be unenforceable or is unavailable to the Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for expenses, judgments, fines, taxes, penalties and amounts paid in settlement in connection with any action, suit or proceeding, in such proportion as is deemed fair and reasonable in light of all the circumstances of such action by Board action, arbitration or by the court before which such action was brought in order to reflect (i) the relative benefits received by the Company and the Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such action; and/or (ii) the relative faults of the Company (and its Managers, officers, Members, employees and agents) and the Indemnitee in connection with such event(s) or transaction(s).


                                      Section 5

                            ACCOUNTING, BOOKS AND RECORDS

              5.1 ACCOUNTING, BOOKS AND RECORDS. The Company shall maintain at its principal place of business separate books of account for the Company which shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of the Company and the operation of its business in accordance with generally accepted accounting principles consistently applied. Any Member or his designated representative shall have the right, at any reasonable time, upon written request stating the purpose for such inspection, to have access to and inspect and copy the contents of such books or records. The Company shall file the Annual Reports required to be filed by the New York Intrastate Financing Act with the Department of Law and mail a copy of this Annual Report to the Members of the Company.

              5.2 REPORTS. The Board of Managers shall be responsible for the preparation of financial reports and tax and information returns of the Company and the coordination of financial matters of the Company with the Company's accountants. The Board of Managers shall ensure that the Company complies with the reporting requirements of the Securities and Exchange Act of 1934, as amended, and that within 90 days after the close of the Company's fiscal year, the Company mails to each Member an annual report of its independent public accountants containing audited financial statements of the Company.


                                      Section 6

                   WITHDRAWAL OR OTHER TERMINATION OF PARTICIPATION
                              IN A PRACTICE ASSOCIATION

              6.1 WITHDRAWAL OR TERMINATION.  In the event (i) an individual who is a Member withdraws from or otherwise ceases to be a member of a Practice Association for any reason other than death or retirement; or (ii) a Participating Practice with which such Member is associated becomes bankrupt, dissolves or liquidates or ceases to be a member of a Practice Association for any reason; or (iii) there is a suspension for more than 60 days of the hospital services to MDNY promoted or sponsored by a Member; or (iv) a Member is associated with a Practice Association whose contract with MDNY terminates; or
(v) the contract between MDNY and a Member or the contract between MDNY and a Hospital Entity with which a Member is associated, for hospital services promoted or sponsored by such Member or Hospital Entity is terminated, then, in each such event, the Company shall have the right but not the obligation, to purchase that Member's Membership Interests, in whole or in part. Notwithstanding the foregoing, the Company shall not have the right to purchase the Membership Interests of a Member if the event which would otherwise give rise to such right is the transfer by a Member or a Hospital Entity with which such Member is associated, of his or its Class C Interests to a Hospital Entity approved by the Board of Managers, and such transferred Class C Interests shall
continue to be Class C Interests when owned by the transferee.   Except as set
forth in the previous sentence, upon the occurrence of an event giving rise to the Company's purchase rights hereunder, the affected Member's Voting Interest shall automatically be converted into Class A Interests. The Member must provide the Company with a writing (a "Notice") addressed to the Company's President. The Notice shall be deemed to be an offer to sell that Member's entire Membership Interest at a purchase price equal to the value of an Interest determined by the Company's independent certified public accountants or an independent consultant appointed by the Company at the end of the most recent fiscal year completed prior to the date of the Member's offer to sell his Membership Interest. The Company's right of purchase may be exercised in whole or in part. In the event the Company shall decline to purchase any or all of a Member's Membership Interests (or fail to respond) within ten (10) days after receipt of the Notice, then subject to the provisions of this Agreement, the Member may offer any remaining Membership Interests to another member of a Practice Association. In such event, however, any Voting Interest shall automatically be converted into a Class A Interest. In the event a Participating Provider that is a member of a Participating Practice withdraws from a Practice Association but the Participating Practice is able to maintain its membership in the Practice Association, and the Company does not purchase any or all of his Membership Interests, he may sell his Membership Interests to other members of the Participating Practice. If the purchaser is a Member owning Voting Interests, the Voting Interest sold will automatically be converted into Class A Interests.

              7 DEATH OF A MEMBER. Upon the death of an individual Member, the decedent's estate shall have two years from the date of death within which to sell such decedent's medical practice or interest in a group practice. Once the estate has secured a purchaser for the practice, such purchaser shall have the right to join the appropriate Practice Association and purchase all of the estate's Membership Interests upon satisfying the credentialing criteria of the Practice Association. If after the passage of two years, either the estate has been unable to find a purchaser of the decedent's practice, or if during the two-year period, the estate finds a purchaser who either does not qualify for participation in the appropriate Practice Association or does not want to participate in the appropriate Practice Association, the Company shall have the right, but not the obligation, to purchase the estate's Membership Interests, in whole or in part. The Company's right to purchase the Membership Interests shall be exercised in the same manner as that set out in Section 6.1 herein.

         In the event the Company chooses not to purchase any or all of the estate's Membership Interests, the estate may offer and sell the Membership Interests to another Member of the Company. In such event, however, each Class B Membership Interest shall be automatically converted into one Class A Membership Interest to maintain the one Member-one vote structure. An estate of a Member who was a member of a Participating Practice may then sell the Membership Interests to the other members of the Participating Practice who are Participating Providers, provided, however, that if any such Person becomes the owner of more than one Class B Membership Interest, such excess will be converted to Class A Membership Interests.

              7.1 RETIREMENT OF A MEMBER. Upon the retirement of an individual Member from his practice, the Member has three options: (i) request that his Voting Interest be converted into a Class A Interest, in which case he can continue to hold all of his Membership Interests, or (ii) sell the Membership Interests owned by him to a Participating Provider who is already a Member of the Company, provided, that his Class B Membership Interest sold shall be automatically converted into a Class A Interest, or (iii) within two years of the date of his retirement, find a purchaser for his practice or his interest in his group practice and sell his Membership Interest to the purchaser of such practice or Interest, subject to the purchaser joining the appropriate Practice Association, satisfying the credentialing criteria of the Practice Association and obtaining the consent of the Board of Managers. In the event such purchaser is a Participating Provider in a Practice Association, any Class B Membership Interest sold shall be automatically exchanged for one Class A Membership Interest.

              7.2 TRANSFER OF MEMBER'S INTEREST IN REGIONAL HOLDING COMPANIES. In the event the interests of a Member in a regional holding company, including HVPH, LIPH and QPH, are transferred, sold, assigned, etc. this transfer shall be deemed a withdrawal from the Company by such Member and such Member's Membership Interests will be subject to the provisions of Section 6.1.

              7.3 EFFECTIVE DATE.  Any admission of a Member pursuant to
Section 3.1, Section 3.4 or this Section 6 shall be deemed effective as of the last day of the calendar month in which such admission occurs.

              7.4 LIMITATION ON TRANSFER. No Member may sell, assign, transfer or otherwise in any way dispose of all or any part of a Membership Interest or any interest therein or grant or create any security interest in or lien, claim or other encumbrance of any kind in a Membership Interest, whether voluntarily or involuntarily, by operation of law or otherwise, except as expressly provided in this Agreement or as authorized by the Board of Managers. Any disposition or encumbrance of a Membership Interest otherwise than as provided in this Agreement shall be void AB INITIO, and the Company shall not reflect the same in its records or otherwise recognize or give effect thereto.

                                      Section 8

                              DISSOLUTION AND WINDING UP

              8.1 LIQUIDATING EVENTS. The Company shall dissolve and commence winding up and liquidating upon the first to occur of any of the following ("Liquidating Events"):

                   (a) the expiration of the term provided in Section 1.5;

                   (b) the sale of all or substantially all of the Company's assets;

                   (c) the vote of the Managers required under Section 4.5(a)(i) followed by the vote of at least seventy-five percent (75%) of the then issued and outstanding Voting Interests including a majority of each class of Voting Interests to dissolve, wind up, and liquidate the Company;

                   (d) the happening of any other event that makes it unlawful, impossible, or impractical to carry on the business of the Company; or

                   (e) the entry of a decree of judicial dissolution under
Section 702 of the Act.

The Members hereby agree that: (i) the bankruptcy, death, dissolution, expulsion, incapacity or withdrawal of any Member shall not constitute a Liquidating Event, and (ii) notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Liquidating Event.

              8.2 WINDING UP. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the Company property has been distributed pursuant to this Section 7.2 and the Articles of Organization have been cancelled in accordance with the Act. The President of the Company, under the direction of the Board of Managers, shall be responsible for overseeing the winding up and dissolution of the Company, shall take full account of the Company's liabilities and property, shall cause the Company's property to be liquidated as promptly as is consistent with obtaining the fair value thereof unless the Members unanimously consent to Distributions of all or any part of the property in kind, and shall cause the property or the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the following order:

                   (a) first, to the payment and discharge of all of the Company's debts and liabilities to creditors including Members (to the extent permitted by applicable law); and

                   (b) the balance, if any, among the Members in proportion to their respective percentage ownership of Membership Interests.

              8.3 RIGHTS OF MEMBERS. Except as otherwise provided in this Agreement, (a) each Member shall look solely to the assets of the Company for the return of his Capital Contribution and shall have no right or power to demand or receive property other than cash from the Company, and (b) no Member shall have priority over any other Member as to the return of his Capital Contributions or the payment of Dividends by the Company.

                                      Section 9

             MODIFICATION OF RIGHTS AND PREFERENCES OF CLASS C INTERESTS

         Notwithstanding anything to the contrary herein, if, after notice from the Company that the Hospital Entities have ceased to own or be contractually committed to acquire an aggregate of 10% of the outstanding equity interest in the Company, the Hospital Entities shall fail to acquire sufficient additional equity interests in the Company within one year thereafter so as to own or be contractually committed to acquire an aggregate of not less than 10% of the outstanding equity interest in the Company, then: (i) all rights and preferences conferred on the Hospital Entities holding Class C Interests by the following Sections of this Agreement shall be eliminated: Section 4.2; Section 4.3; Section 4.5(a); Section 4.6(a); Section 4.6(b); and Section 4.6(c), except that as long as CHNLI has any Membership Interests in the Company it shall retain the right to prevent any change to the provisions of MDNY's by-laws which state that MDNY shall not offer medical services that are morally objectionable to the Diocese of Rockville Centre as part of its basic benefit plan, but only as a rider to ensure that each of the CHNLI hospitals and/or CHNLI shall not derive any economic benefit from the sale of such coverage from the provision of such services; and Section 4.10; (ii) the number of total seats on the Board of Managers of the Company shall be reduced to twenty-one (21); and, (iii) Class C Interests shall have the same voting rights as Class B Interests.


                                      Section 10

                                  GENERAL PROVISIONS

              10.1 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified, or supplemented only by the Board of Managers pursuant to a supermajority vote required by Section 4.5(a)(ii).

              10.2 WAIVER OF COMPLIANCE. Any failure of a party to comply with any obligation, covenant, agreement, or condition herein may be waived by the other parties; provided, however, that any such waiver may be made only by an instrument signed by the party(ies) granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

              10.3 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Company's Members and their respective successors and permitted assigns. No party may assign any of his rights hereunder except in accordance with the terms hereof. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties hereto, any successors and permitted assigns, any rights, remedy, or claim under or by reason of this Agreement or any provisions herein contained.

              10.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to its conflicts of law doctrines).

              10.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other parties.

              10.6 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given by registered or certified mail (return receipt requested), by Federal Express or any other generally recognized overnight delivery service, receipt acknowledged, or by hand, to the parties at the addresses stated above (or at such other address for a party as shall be specified by like notice).

              10.7 SEVERABILITY. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         IN WITNESS WHEREOF, the undersigned Member-Managers have duly executed this Agreement as of the day and year first above written.


                                       ----------------------------------------
                                       Paul Kolker, M.D.


                                       ----------------------------------------
                                       David J. Weissberg, M.D.


                                       Class A Members


                                       By:
                                          -------------------------------------
                                             Attorney-in-Fact

                                            Class A and B-1 Members


                                       By:
                                          -------------------------------------
                                            Attorney-in-Fact

                                       Class A and B-2 Members


                                       By:
                                          -------------------------------------
                                             Attorney-in-Fact

                                       Class A and B-3 Members


                                       By:
                                          -------------------------------------
                                             Attorney-in-Fact


                                       Class A and C-1 Members


                                       By:
                                          -------------------------------------
                                             Attorney-in-Fact